Exhibit 4.64

CLIFFORD CHANCE LLP
ADVOCATEN SOLICITORS NOTARIS
BELASTINGADVISEURS
EXECUTION COPY
AMENDMENT AND RESTATEMENT AGREEMENT
dated
1 DECEMBER 2009
ADVENTURE TWO S.A.
ADVENTURE THREE S.A.
ADVENTURE SEVEN S.A.
ADVENTURE ELEVEN S.A.
AS BORROWERS AND CO-DEBTORS
and
FREESEAS INC.
AS PARENT AND GUARANTOR
with
NEW HBU II N.V.
as Lender

RELATING TO A USD 27,000,000 ROLLOVER LOAN
AGREEMENT DATED 9 APRIL 2008 AS SUPPLEMENTED
AND/OR AMENDED BY A USD 66,725,000 CREDIT
AGREEMENT DATED 12 AUGUST 2008 AND AS FURTHER
AMENDED AND RESTATED BY WAY OF AN AMENDMENT
AND RESTATEMENT AGREEMENT DATED 1 SEPTEMBER
2009

THIS AGREEMENT is dated 1 December 2009 and made between:
(1)	FREESEAS INC., a company incorporated under the laws of the Marshall Islands (the “Parent” and the “Guarantor”);

(2)	THE SUBSIDIARIES OF THE PARENT listed in Schedule 1 (The Parties), Part I hereto as term borrowers (the “Term Borrowers” and each a “Term Borrower”);

(3)	THE SUBSIDIARIES OF THE PARENT listed in Schedule 1 (The Parties), Part II hereto as overdraft facility borrowers (the “Overdraft Facility Borrowers” and each an “Overdraft Facility Borrower”);

(4)	THE SUBSIDIARIES OF THE PARENT listed in Schedule 1 (The Parties), Part III hereto as joint and several borrowers (the “Joint and Several Borrowers” and each a “Joint and Several Borrower”); and

(5)	NEW HBU II N.V. (as legal successor to Hollandsche Bank-Unie N.V. pursuant to the deed of demerger (akte van splitsing) dated 6 August 2008), having its registered office in Amstelveen, The Netherlands, acting through its branch at Coolsingel 104, Rotterdam, The Netherlands as lender (the “Lender”).
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Co-Debtor” has the meaning given to that term in the Restated Agreement.

“Effective Date” means ___ December 2009 provided that on or prior to such date the Lender has confirmed to the Borrowers that it has received each of the documents and evidence listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Lender.

“Obligor” has the meaning given to that term in the Restated Agreement.

“Original Facility Agreement” means the USD 27,000,000 rollover loan agreement dated 9 April 2008 between Adventure Two S.A., Adventure Three S.A. and Adventure Seven S.A. as borrowers and Hollandsche Bank-Unie N.V. as lender as supplemented and/or amended by the USD 66,725,000 credit agreement dated 12 August 2008 and as further amended and restated on 1 September 2009 between Adventure Two S.A., Adventure Three S.A., Adventure Seven S.A. and Adventure Eleven S.A. as borrowers and Hollandsche Bank-Unie N.V. as lender.

“Restated Agreement” means the Original Facility Agreement, as amended and restated by this Agreement, the terms of which are set out in Schedule 3 (Restated Agreement).

1.2	Incorporation of defined terms

1.2.1	Unless a contrary indication appears, a term defined in the Restated Agreement has the same meaning in this Agreement.

1.2.2	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.
1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.4	Third party rights

Except where any Finance Document expressly provides otherwise:
1.4.1	a person who is not a party to this Agreement has no right under Article 6:253 Dutch Civil Code to exercise or enforce any term or condition of this Agreement; and

1.4.2	where a person who is not a Party has a right under Article 6:253 Dutch Civil Code to exercise or enforce a term or condition of this Agreement, this Agreement (including, for the avoidance of doubt, that person’s rights under this Agreement) may be amended, novated, supplemented, extended, restated or waived without that person’s consent.
1.5	Designation

Each of the Obligors and the Lender designates this Agreement as a Finance Document.

2.	RESTATEMENT OF THE ORIGINAL FACILITY AGREEMENT

With effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Restated Agreement).

3.	REPRESENTATIONS

The representations and warranties included in Clause 19 (Representations) of the Restated Agreement are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:
(i)	the date of this Agreement; and

(ii)	the Effective Date.
4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance

Each Obligor shall, at the reasonable request of the Lender and at their own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.3	Security Documents
4.3.1	Each Obligor, with effect from the Effective Date, confirms that the Security Documents shall (i) continue to be in full force and effect notwithstanding the amendment and restatement effected by this Agreement and (ii) extends to all the liabilities and obligations of the Obligors under the Finance Documents as amended and restated pursuant to this Agreement.

4.3.2	The parties hereby furthermore agree and confirm that, notwithstanding the amendments pursuant to this Agreement, none of the modifications to the Original Facility Agreement or any of the Finance Documents:
(i)	Will in any way adversely affect the validity or perfection of the Security granted on the Assets as defined in the relevant Security Documents; and

(ii)	Constitute a novation (schuldvernieuwing) or termination of the obligations outstanding under the Finance Documents.
4.4	Guarantees

Each of the Co-Debtors hereby confirms that:
(a)	the guarantee granted by it pursuant to the Original Facility Agreement shall remain unaffected; and

(b)	the obligations guaranteed by it will be the obligations defined in the Original Facility Agreement as those obligations have been amended and restated pursuant to this Agreement.
5.	FEES, COSTS AND EXPENSES

5.1	Transaction expenses

Each Borrower shall within three Business Days of demand, pay the Lender the amount of all reasonable, documented costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

5.2	Enforcement costs

Each Borrower shall, within three Business Days of demand, pay to the Lender the amount of all reasonable documented costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, this Agreement.

5.3	Stamp taxes

Each Borrower shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability that the Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

6.	MISCELLANEOUS

6.1	Incorporation of terms

The provisions of Clause 29 (Notices), Clause 31 (Partial Invalidity), Clause 32 (Remedies and waivers) and Clause 36 (Enforcement) of the Restated Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

6.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.	GOVERNING LAW

This Agreement is governed by Dutch law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Obligors
Part I
Term Borrowers

Term Loan Borrowers	Registration number
Adventure Two S.A.	10413

Adventure Three S.A.	10414

Adventure Seven S.A.	23506

Adventure Eleven S.A.	C-111797
Part II
Overdraft Facility Borrowers

Overdraft Facility Borrowers	Registration number
Adventure Two S.A.	10413

Adventure Three S.A.	10414

Adventure Seven S.A.	23506

Adventure Eleven S.A.	C-111797
Part III
Joint and Several Borrowers

Co-Debtors	Registration number
Adventure Two S.A.	10413

Adventure Three S.A.	10414

Adventure Seven S.A.	23506

Adventure Eleven S.A.	C-111797
SCHEDULE 2
Conditions Precedent

1.	Obligors
(a)	A copy of the articles of association and bylaws of each Obligor.

(b)	A copy of a resolution of the board of directors (or other managing entity) of each Obligor:
(i)	approving the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party (to the extent that such Finance Documents were not previously approved and executed in accordance with the Original Facility Agreement);

(ii)	authorising a specified person or persons to execute this Agreement and the other Finance Documents to which it is a party on its behalf (to the extent that such Finance Documents were not previously approved and executed in accordance with the Original Facility Agreement); and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with this Agreement and the other Finance Documents to which it is a party.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of the Borrowers (signed by a director and/or officer) confirming that borrowing or guaranteeing, as appropriate would not cause any borrowing or guaranteeing, or similar limit binding on any Obligor to be exceeded.

(e)	A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Section 1 of Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.	Legal opinions
(a)	A legal opinion of Clifford Chance LLP, Amsterdam, legal advisers to the Lender in The Netherlands, substantially in the form distributed to the Lender prior to signing this Agreement.

(b)	If an Obligor is incorporated in a jurisdiction other than The Netherlands, a legal opinion of the legal advisers to the Lender in the relevant jurisdiction, substantially in the form distributed to the Lender prior to signing this Agreement.
3.	Security
(a)	First preferred Liberian mortgage granted in continuation of a prior mortgage on Free Destiny, dated on or about the Effective Date.

(b)	First preferred Liberian mortgage granted in connection of a prior mortgage on Free Envoy, dated on or about the Effective Date.

(c)	Second amended and restated first preferred mortgage recorded against the FREE MAVERICK, which further amends and restates that certain first preferred mortgages dated September 1, 2008, as amended and restated by that certain amended and restated first preferred mortgage dated September 1, 2009.

(d)	Security confirmation in relation to the deed of assignment entered into by Adventure Two S.A. on 15 September 2009 in order to secure the rights and earnings of Adventure Two S.A. arising out of the Free Destiny and any associated charterparties, together with any insurances and requisition compensation in relation to the Free Destiny.

(e)	Security confirmation in relation to the deed of assignment entered into by Adventure Three S.A. on 15 September 2009 in order to secure the rights and earnings of Adventure Tree S.A. arising out of the Free Envoy and any associated charterparties, together with any insurances and requisition compensation in relation to the Free Envoy.
4. Other documents and evidence
(a)	Copies of the executed Charter Contracts and the latest Valuation Reports.

(b)	A copy of the Group Structure Chart.

(c)	Copies of the executed Finance Documents by all parties thereto.

(d)	Evidence that all fees, costs and expenses (including legal fees) due from the Borrowers pursuant to Clause 5 (Fees, Costs and Expenses) of this Agreement have been paid or will be paid by the Effective Date.

(e)	A certificate signed by an authorized signatory of the Borrowers stating that, upon the Effective Date, (i) no member of the Group will have any Financial Indebtedness other than Permitted Financial Indebtedness and each member of the Group will have (ii) no Encumbrance existing in relation to any asset of any member of the Group other than any Permitted Encumbrance.

(f)	Evidence satisfactory to the Lender that the Security has been or will be perfected in accordance with all applicable laws on the Effective Date and constitutes valid security with the ranking it is expressed to have.

(g)	Copies of all relevant insurance policies and evidence that these are in full force and effect.

(h)	All requested information required pursuant to the obligations of the Lender, together with any other additional documents, records and information that the Lender may be required to obtain, verify or review pursuant to the terms of any other applicable law or regulation.

(i)	All documentation or information on assets required to be provided under any Security Documents.

(j)	A copy of any other authorisation or other document, opinion or assurance which the Lender notifies the Borrowers is necessary or desirable in connection with the Finance Documents.

(k)	Evidence reasonably satisfactory to the Lender that all governmental and regulatory consents and other clearances (including but not limited to tax clearances) and all third party consents and approvals necessary in connection herewith or other competition or regulatory authority have been obtained.

(l)	A good standing certificate from each Obligor.

SCHEDULE 3
Restated Agreement

SIGNATURES

The Parent

For and on behalf of:

FREESEAS INC.
/s/ Ion G. Varouxakis

By: I. Varouxakis	By:
Title: President	Title:

The Term Loan Borrowers

For and on behalf of

ADVENTURE TWO S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE THREE S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE SEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE ELEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

The Overdraft Facility Borrowers

For and on behalf of

ADVENTURE TWO S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE THREE S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE SEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE ELEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

The Co-Debtors

For and on behalf of

FREESEAS INC.
/s/ Ion G. Varouxakis

By: I. Varouxakis	By:
Title: President	Title:
ADVENTURE TWO S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE THREE S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADDVENTURE SEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

ADVENTURE ELEVEN S.A.
/s/ Ion G. Varouxakis

By: I. Varouxakis
Title: President
Address:
Fax:

The Lender

For and on behalf of

NEW HBU II N.V.

/s/ Peter Vodegel	/s/ W. J. Griep

By: P.M.W. Vodegel	By: W. J. Griep
Title: Sr. Vice President	Title:
Address:
Attention:
Tel:
Fax:
E-mail:

Contact for administrative matters:

Attention:
Tel:
Fax:
E-mail: